Exhibit 5.1

April 30, 2009

Startech Environmental Corporation
15 Old Danbury Road, Suite 203
Wilton, Connecticut 06897

Re:	Startech Environmental Corporation Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (SEC File No. 333-143478)

Ladies and Gentlemen:

We have acted as special counsel to Startech Environmental Corporation, a Colorado corporation (the “Registrant”), in connection with certain matters relating to the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, SEC File No. 333-143478 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), with respect to the registration for sale and/or resale under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 4,360,132 shares (the “Shares”) of common stock, no par value (the “Common Stock”) of the Registrant.

In connection with rendering this opinion, we have reviewed copies of the following documents relating to the Shares being included in the Registration Statement:

1.	the Registration Statement;
2.	the Articles of Incorporation of the Registrant, as amended to date;
3.	the Bylaws of the Registrant, as amended to date;
4.	the Stock Purchase and Registration Rights Agreement dated as of May 23, 2006, between the Registrant and FB U.S. Investments, L.L.C. (the “May 2006 SPA”);
5.	the Warrant Agreement dated May 23, 2006, issued in connection with the May 2006 SPA;
6.	the Warrant Agreement dated December 11, 2006 issued to 88 Danbury Road, LLC;
7.	the Stock Purchase and Registration Rights Agreement dated as of March 13, 2007, between the Registrant and FB U.S. Investments, L.L.C. (the “March 2007 SPA”);
8.	the Warrant Agreement dated March 13, 2007, issued in connection with the March 2007 SPA;
9.	the Stock Purchase and Registration Rights Agreement dated as of March 16, 2007, between the Registrant and Paradigm Group II LLC (the “Paradigm 2007 SPA”);
10.	the Warrant Agreement dated March 16, 2007, issued in connection with the Paradigm 2007 SPA;
11.	the Stock Purchase and Registration Rights Agreement dated as of March 21, 2007, between the Registrant and Nutmeg Mercury Fund LLP (the “Nutmeg 2007 SPA”);
12.	the Warrant Agreement dated March 21, 2007, issued in connection with the Nutmeg 2007 SPA;

Startech Environmental Corporation
April 30, 2009

13.
the Securities Purchase Agreement dated as of April 11, 2007, entered into by and between the Registrant and YA Global Investments, L.P. f/k/a Cornell Capital Partners, LP (“Yorkville”) (the “2007 Yorkville SPA”);

14.	the Registration Rights Agreement dated as of April 11, 2007, entered into by and between the Registrant and Yorkville;
15.	the Class A Common Stock Purchase Warrant dated as of April 11, 2007 issued to Yorkville pursuant to the 2007 Yorkville SPA (the “Yorkville Class A Warrants”);
16.	the Class B Common Stock Purchase Warrant dated as of April 11, 2007 issued to Yorkville pursuant to the 2007 Yorkville SPA (the “Yorkville Class B Warrants”);
17.	the Letter Agreement dated May 6, 2008, between the Registrant and Yorkville (the “2008 Yorkville Letter Agreement”);
18.	the Warrant to Purchase Common Stock dated as of May 9, 2008 issued to Yorkville pursuant to the 2008 Yorkville Letter Agreement;
19.	documents evidencing the actions of the Board of Directors of the Registrant relating to each of the above-described transactions; and
20.	such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

In rendering this opinion, we have: (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and (ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

Based upon the foregoing, we are of the opinion that the Shares included in the Registration Statement have been or, in the case of Shares issuable upon exercise of the Warrants, when issued in accordance with the terms of such Warrants and for the consideration specified in the respective Warrant Agreements, will be, validly issued, fully paid and non-assessable according to the corporate laws of the State of Colorado, including all applicable statutory provisions of the Colorado Business Corporation Act, all rules and regulations underlying such statutory provisions of law, and all applicable judicial and regulatory determinations concerning such laws as reported in publicly available compilations of such judicial and regulatory determinations.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

We do not express any opinion with respect to any law other than the corporate laws of the State of Colorado referred to above.  Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdiction.

                    Very truly yours,

                                                    /s/ Schuchat, Herzog + Brenman, LLC